Exhibit 10.4

Execution Version

VELOCITY FINANCIAL, LLC

UNIT GRANT AGREEMENT

This UNIT GRANT AGREEMENT (this “Agreement”), is made as of [●], by and between VELOCITY FINANCIAL, LLC, a Delaware limited liability company (the “Company”), and [●] (the “Employee”).

WHEREAS, in exchange for the services to be rendered to or for the benefit of the Company by the Employee, the Company desires to issue and grant to the Employee the Class B Units (“Class B Units”), on the terms and conditions set forth in this Agreement, the Fourth Amended and Restated Limited Liability Company Agreement of the Company, dated as of December 19, 2016 (as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “LLC Agreement”), and the Velocity Financial, LLC 2012 Equity Incentive Plan (the “Plan”).

NOW THEREFORE, in consideration of the mutual consideration, representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Issuance and Grant. Pursuant to the terms and subject to the conditions set forth in this Agreement, the LLC Agreement and the Plan, the Company hereby agrees to issue and grant to the Employee the number of Class B Units of the Company in the amount set forth on Schedule A attached hereto. The Class B Units shall vest based on the passing of time as set forth in Section 4. Capitalized terms used in this Agreement and not otherwise defined in this Agreement shall have the meanings assigned to them in the LLC Agreement or the Plan, as the case may be.

2. Section 83(b) Election. Within 10 days after the date hereof Employee shall timely file (via certified mail, return receipt requested) with the Internal Revenue Service a completed election under Section 83(b) of the Code and the regulations promulgated thereunder in the form of Exhibit A attached hereto. The Employee shall provide the Company with proof of such timely filing. THE COMPANY SHALL BEAR NO RESPONSIBILITY OR LIABILITY FOR ANY ADVERSE TAX CONSEQUENCES TO THE EMPLOYEE FOR HIS OR HER FAILURE TO MAKE SUCH SECTION 83(B) ELECTION OR HIS OR HER MAKING SUCH SECTION 83(B) ELECTION.

3. Capital Contributions. Except pursuant to a written instrument signed by Employee or as required by the LLC Agreement or the Act, Employee shall not be required, under any circumstances, to make any Capital Contributions to the Company in respect of Class B Units.

4. Vesting.

(a) The Class B Units identified on Schedule A attached hereto granted hereunder shall be automatically vested on each of the first three anniversaries of the date hereof (the “Grant Date”) in such amount that is equal to 33 1/3% of the Class B Units issued to the Employee pursuant to this Agreement. Upon the occurrence of an Accelerated Vesting Event, all otherwise unvested Class B Units shall vest immediately prior to the effective date of such Accelerated Vesting Event.

For purposes hereof, an “Accelerated Vesting Event” shall mean a transaction or a series of related transactions involving: (i) a liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary; (ii) a Change in Control and (iii) a sale, lease or other disposition of all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis.

For purposes hereof, a “Change in Control” means any transaction or series of related transactions, whether or not the Company is a party thereto, in which, after giving effect to such transaction or transactions, securities representing in excess of fifty percent (50%) of the voting power of the Company (calculated on a fully-diluted basis) are owned directly, or indirectly through one or more entities, by any Person other than the SPG Members and their Affiliates.

For the purposes hereof, “SPG Members” shall mean Snow Phipps Group AIV L.P., Snow Phipps Group AIV (Offshore) L.P., SPG Co-Investment, L.P., Snow Phipps Group (B), L.P. and Snow Phipps Group (RPV), L.P.

(b) Notwithstanding anything to the contrary in this Agreement, with respect to each Class B Unit, the Employee holding such Class B Unit shall only be entitled to receive distributions after such time as the aggregate amount of distributions pursuant to Sections 4.1(b) and 10.2 of the LLC Agreement (measured from and after the date of grant of such Class B Unit), is equal to the Distribution Threshold applicable to such Class B Unit. Upon any recapitalization or reorganization of the Company or reclassification of the Company’s Units into one or more other classes of equity interests in the Company, whether by capital reorganization, reclassification or otherwise or any similar transaction, the Board of Managers shall make adjustments to the Distribution Threshold if necessary to reflect the transaction, in a manner that the Board of Managers deems equitable. The Distribution Threshold is also subject to adjustment by the Board of Managers from time to time in good faith to reflect any Capital Contributions to the Company after the Grant Date. For the avoidance of doubt, following any such Capital Contributions to the Company, the Board of Managers may elect pursuant to the foregoing sentence to increase the Distribution Threshold applicable to such Class B Unit by a proportionate amount.

5. Effect on Class B Units of Termination of Employment or Engagement in Covenant Breach. In the event that the Employee ceases to be employed by the Company and its subsidiaries or engages in a Competitive Act (as defined below), the Class B Units held by the Employee shall be treated as follows:

(a) Forfeiture of Unvested Units. Upon the termination of the Employee’s employment with the Company or its subsidiaries for any reason whatsoever all Class B Units that have not vested in accordance with Section 4, held by the Employee as of the termination date shall expire and be immediately forfeited and canceled in their entirety without any consideration to the Employee; provided, however, that if the Employee’s employment with the Company or its subsidiaries is terminated by the Company without Cause (as such term is defined in the Plan), the Class B Units held by the Employee that have not vested as at the date of termination of employment, shall continue to vest in accordance with the terms of this agreement, for a period of six (6) months from the date of such termination of the Employee.

(b) Termination without Cause, Resignation by Employee or Termination by Reason of Death or Disability. If the Company or its subsidiaries terminates the Employee’s employment without Cause, the Employee resigns his employment or the Employee’s employment is terminated by reason of his death or Disability (as such term is defined in the Plan), all or any portion of the Class B Units that have vested and are owned by him (or will become vested within six (6) months following the date of the Employee’s termination), his estate or any of his permitted transferees, whether now owned or subsequently acquired, may be purchased by the Company for an aggregate purchase price equal to the Fair Market Value of such Class B Units as of the date of such termination.

(c) All Other Terminations and Covenant Breach. If the Employee’s employment with the Company or its subsidiaries is terminated for Cause or for a reason other than one of the reasons described in Section 5(b) or if the Employee engages in a Covenant Breach (as defined below), all or any portion of the vested Class B Units owned by him, his estate or any of his permitted transferees, whether now owned or subsequently acquired, shall expire and will be immediately forfeited and canceled in their entirety without any consideration to the Employee. “Covenant Breach” shall mean with respect to the Employee, any of the actions which are prohibited or the failure to take any actions that are required to be taken by the Employee, in each case as described in Sections 6 and 7, with respect to non-solicitation and confidentiality.

(d) Set-Off for Advances. In connection with any purchase by the Company of any Class B Units, the Company shall be entitled to set-off any amount owed by the Employee to the Company.

6. Confidentiality.

(a) Trade Secrets. Employee recognizes and acknowledges that information in whatever form it may exist pertaining to the financial condition of the Company and its affiliates, their respective products, processes, properties, assets, methods of operation, inventions, proprietary rights, customers, markets, technology, know-how, trade secrets, prospects, proposals, concepts and all other aspects of the Business of Company (collectively, “Confidential Information”) is valuable, special and unique. Accordingly, Employee agrees that Employee will not during the term of Employee’s employment with the Company or at any time thereafter disclose any such Confidential Information to any person, firm, corporation, association, or other entity for any reason or purpose whatsoever or make use in any other way to his personal advantage or to the advantage of any third parties, of any Confidential Information available to Employee, except as may be reasonably necessary in furtherance of the business of the Company. The parties hereto acknowledge and agree that Confidential Information shall not include information that is or becomes generally available to the public other than as a result of disclosure by Employee.

(b) Records. All files of customers and of the Company and its affiliates and all records of the accounts of customers, and any other records, memoranda, information, etc. (“Materials”), relating in any manner whatsoever to the customers, Company’s products, the Business of Company, the Confidential Information, suppliers or prospective customers or prospective suppliers of Company, whether prepared by Employee or otherwise coming into Employee’s possession, shall be the exclusive property of the Company. All such Materials shall be immediately placed in the physical possession of the Company on the termination of Employee’s employment with the Company or at any other time specified by the Company.

(c) Breach. Employee hereby recognizes and acknowledges that irreparable injury or damage shall result to the Business of Company in the event of a breach or threatened breach by Employee of any of the terms or provisions of this Section 7, and Employee therefore agrees that the Company shall be entitled to an injunction restraining Employee from engaging in any activity constituting such breach or threatened breach. Nothing contained in this Agreement shall be construed as prohibiting the Company from pursuing any other remedies available to the Company at law or in equity for such breach or threatened breach, including, but not limited to, the recovery of damages from Employee and, if Employee is an Employee of the Company, terminating the employment of Employee in accordance with the terms and provisions of this Agreement and offsetting such damages against any amounts due to Employee by the Company under this Agreement.

(d) Survival. The provisions of this Section 7 shall survive any termination of the employment of Employee or any termination of this Agreement.

7. Non-Solicit.

(a) Employees.

(i)

During the Non-Solicitation Period (as defined below), the Employee will not solicit, or attempt to solicit, any officer, director, consultant or Employee of the Company or any of its subsidiaries or affiliates to leave his or her engagement with the Company or such subsidiary or affiliate; provided, however, that nothing in this Section 7 shall be deemed to prohibit the Employee (i) from placing advertisements in newspapers or other media of general circulation advertising employment opportunities; and (ii) from hiring persons who respond to such advertisements, provided that they were not otherwise solicited by the Employee in violation of this section.

(ii)

For purposes of this Agreement, the “Non-Solicitation Period” shall mean the longer of (i) the term of employment, and (ii) a period of twelve (12) consecutive months after the Employee’s employment terminates, and (iii) the period during which the Company is paying any amounts to the Employee hereunder or otherwise providing benefits to the Employee under any employment agreement or consulting agreement.

(b) Remedies. It is specifically understood and agreed that any breach of the provisions of this Section 7 of this Agreement is likely to result in irreparable injury to the Company and that the remedy at law alone will be an inadequate remedy for such breach, and that in addition to any other remedy it may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Employee and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without bond and without liability should such relief be denied, modified or violated. Neither the right to obtain such relief nor the obtaining of such relief shall be exclusive or preclude the Company from any other remedy.

8. Information. The Employee agrees to furnish to the Board of Managers all information that the Board of Managers has requested in this Agreement (and in the Prospective Investor Questionnaire attached hereto as Exhibit B and forming a part of this Agreement), or may hereafter reasonably require, in order (a) to comply with any laws, rules or regulations applicable to the Company or the Board of Managers and (b) to determine whether or not the Employee is, or will be on the Grant Date, an “accredited investor” as defined in Regulation D, promulgated under the Securities Act of 1933, as amended from time to time (the “Securities Act”).

9. Representations and Warranties of the Employee. The Employee represents and warrants to, and agrees with, the Board of Managers and the Company that the following statements are true and correct as of the date hereof:

(a) The Employee acknowledges that the offering and sale of the Class B Units has not been and will not be registered under the Securities Act and is being made in reliance upon federal and state exemptions for transactions not involving a public offering.

(b) The Employee (either alone or together with any advisors retained by such person in connection with evaluating the merits and risks of prospective investments) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of purchasing the Class B Units and is able to bear the economic risk of such investment, including a complete loss.

(c) The Employee understands that (i) substantial restrictions will exist on transferability of the Class B Units, (ii) no market for resale of any Class B Unit exists or is expected to develop, (iii) the Employee may not be able to liquidate its investment in the Company and (iv) any instruments representing the Class B Units may bear legends restricting the transfer thereof.

(d) The Employee has been furnished with, and has carefully read, the LLC Agreement and has been given the opportunity to (i) ask questions of, and receive answers from, the Board of Managers concerning the terms and conditions of the offering and other matters pertaining to an investment in the Company and (ii) obtain any additional information which the Board of Managers can acquire without unreasonable effort or expense that is necessary to evaluate the merits and risks of an investment in the Company. In considering a subscription of Class B Units, the Employee has not relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, the Company or the Board of Managers or any officer, employee, agent or Affiliate of the Company, other than as set forth in the LLC Agreement. The Employee has carefully considered and has, to the extent it believes such discussion necessary, discussed with legal, tax, accounting and financial advisers the suitability of an investment in the Company in light of its particular tax and financial situation, and has determined that the Class B Units being subscribed for by it hereunder are a suitable investment for it.

(e) The execution, delivery and performance by the Employee of this Agreement and the LLC Agreement are within the Employee’s legal right, power and capacity, require no action by or in respect of or filing with, any governmental body, agency, or official (except as disclosed in writing to the Board of Managers) and do not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument to which the Employee is a party or by which the Employee or any of the Employee’s properties are bound. The signature on the signature page of this Agreement is genuine, and the Employee has legal competence and capacity to execute the same, and this Agreement constitutes, and the LLC Agreement when executed and delivered will constitute, a valid and binding agreement of the Employee, enforceable against the Employee in accordance with its terms.

(f) The Employee is acquiring the Class B Units solely for investment purposes, for its own account, own risk and own beneficial interest and not with a view, intention or obligation to sell, pledge, distribute, assign or transfer all or a portion of the Class B Units to any other person (whether directly or indirectly, including without limitation, through any option, swap, forward or any other hedging or derivative transaction).

(g) The Employee understands that legal counsel to the Company, the Board of Managers and to any of the Company’s affiliates will not be representing the Employee or any other investor in the Company, and no independent counsel has been retained to represent the Employee or any other investor in the Company.

(h) The Employee acknowledges and agrees that any distributions paid to the Employee by the Company will be paid to, and any contributions made by it to the Company will be made from, an account in the Employee’s name unless the Board of Managers, in its sole discretion, agrees otherwise.

(i) The Employee acknowledges and agrees that: (i) neither the Board of Managers nor any individual manager has acted as or is an agent or employee of or has advised the Employee in connection with the investment in the Company by the Employee; and (ii) no federal, state, local or foreign agency has passed upon the Class B Units or made any finding or determination as to the fairness of this investment.

(j) The foregoing representations, warranties and agreements will survive the Closing Date.

10. Representations and Warranties of the Company. The Company represents and warrants to the Employee that the following statements are true and correct as of the Closing Date:

(a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has all requisite organizational power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

(b) This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed and delivered by the Employee, will be the valid and binding obligation of the Company enforceable in accordance with its terms.

(c) The Class B Units being issued hereunder have been duly and validly authorized and when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued Class B Units, free and clear of restrictions on transfer, other than those set forth herein or in the LLC Agreement and applicable federal and state securities laws.

11. Indemnification. The Employee will, to the fullest extent permitted by applicable law, indemnify the Company and each Member (as defined in the LLC Agreement), Manager (as defined in the LLC Agreement), officer and employee (each an “Indemnitee”) against any losses, claims, damages or liabilities to which any of them may become subject in any capacity in any action, proceeding or investigation arising out of or based upon any false representation or warranty, or breach or failure by the Employee to comply with any covenant or agreement made by the Employee herein. The Employee will reimburse each Indemnitee for reasonable legal and other expenses (including the cost of any investigation and preparation) as they are incurred in connection with any such action, proceeding or investigation (whether incurred between any Indemnitee and the Employee, or between any Indemnitee and any third party). The reimbursement and indemnity obligations of the Employee under this Section 11 will survive the Closing Date applicable to the Employee and will be in addition to any liability which the Employee may otherwise have (including, without limitation, liabilities under the LLC Agreement), and will be binding upon and inure to the benefit of any successors, assigns, heirs, estates, executors, administrators and personal representatives of any Indemnitee.

12. Waiver; Modification. Neither this Agreement nor any provisions hereof will be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

13. Assignment. This Agreement is not transferable or assignable by the Employee. This Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

14. Entire Agreement. This Agreement and the other agreements or documents referred to herein or in the LLC Agreement contain the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein and in such other agreements or documents. The signature page to this Agreement may be executed in several counterparts with the same effect as if the parties executing the several counterparts had all executed one counterpart.

15. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware.

16. Submission to Jurisdiction. The parties hereto hereby irrevocably submit to the exclusive jurisdiction of any federal or state court located within the State of California over any dispute arising out of or relating to this Agreement or any of the transactions contemplated hereby and each party hereby irrevocably agrees that all claims in respect of such dispute or any suit, action proceeding related thereto shall be heard and determined in such courts. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter have to the laying of venue of any such dispute brought in such court or any defense of inconvenient forum for the maintenance of such dispute. Each of the parties hereto agrees that a judgment in any such dispute may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

17. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or unenforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

18. Joinder. Employee hereby acknowledges, agrees and confirms that, by execution of this Agreement, Employee shall be deemed to be a party to the LLC Agreement and agrees to be bound by, all of the terms and conditions contained in the LLC Agreement, a copy of which is attached hereto as Exhibit C.

19. Spousal Consent. Each Employee who is an individual and a resident of a community property state (which, at the date hereof, are Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Puerto Rico, Texas, Washington or Wisconsin) shall cause his or her spouse, as applicable, to execute and deliver a Spousal Consent in the form attached as Exhibit D to this Agreement. The signature of a spouse on a Spousal Consent shall not be construed as making such spouse a Member of the Company or a party to this Agreement except as may otherwise be set forth in such consent. Each Employee who is an individual, will certify his or her marital status to the Company at the Company’s request.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement.

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SIGNATURE PAGE

This page constitutes the signature page for the Unit Grant Agreement relating to the offering of a grant of Units in the Company. Execution of this signature page constitutes execution of the Unit Grant Agreement and the LLC Agreement.

IN WITNESS WHEREOF, the Employee has executed this Agreement and the LLC Agreement as of the date first written above.

[●]

ACCEPTED AND AGREED,

as of :

VELOCITY FINANCIAL, LLC

By:
Name: Christopher D. Farrar
Title: Chief Executive Officer